Exhibit 23.5

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus, as amended, constituting part of this Registration Statement on Form S-1, under the caption “Legal Matters.”

New York, New York

April 5, 2007

/s/ Katten Muchin Rosenman LLP
Katten Muchin Rosenman LLP